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                                                                    Exhibit 10.3

                          NOMINATING COMMITTEE CHARTER
                                       OF
                       WARRIOR ENERGY SERVICES CORPORATION

I.       PURPOSE OF NOMINATING COMMITTEE.

         The purpose of the Nominating Committee shall be to assist the Board in fulfilling its responsibilities with respect to nominating directors. The Nominating Committee shall identify individuals qualified to become Board members, and recommend to the Board a slate of director nominees for election at the next annual meeting of shareholders or for appointment to fill vacancies on the Board.

III.     COMPOSITION OF NOMINATING COMMITTEE.

         The Nominating Committee shall consist of three directors. Each member of the Committee shall be appointed by the Board and shall satisfy the independence requirements of law and the corporate governance rules of the Nasdaq Stock Market or the rules of such other national securities exchange on which the Company's equity securities are traded.

         Vacancies on the Nominating Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Nominating Committee may be removed by a majority vote of the Board.

IV.      AUTHORITY AND RESPONSIBILITIES OF THE NOMINATING COMMITTEE.

         The Nominating Committee shall:

         1. Develop qualification criteria for Board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board.

         2.       Consider potential nominees recommended by stockholders.

         3. Have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

         4. Have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

         5. Oversee the evaluation of the executive management of the Company and make recommendations to the Board as appropriate.

         6. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         7.       Annually review its own performance.



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V.       MEMBERSHIP AND MEETINGS

         The Committee shall be appointed by the Board and shall consist of not less than three members of the Board, each of whom shall serve at the discretion of the Board. The Board also shall elect a chairman of the Committee. The Board intends that the members of the Committee meet the independence requirements of the Nasdaq National Market.,

         The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

         The Committee shall meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee.

         The Committee may adopt such rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as may be necessary or desirable and not inconsistent with the provisions of the bylaws of the Company, this Charter or the Company's Corporate Governance Guidelines.

VI.      AUTHORITY

         The Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

As adopted by the Board of Directors effective April 19, 2006.





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